UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2004

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	0-6253 (Commission file number)	71-0407808 (I.R.S. employer identification No.)
501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

ITEM 9.    REGULATION FD DISCLOSURE

        The following is the text of a press release issued by the registrant at 3:15 P.M. Central Standard Time on February 27, 2004.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.14 PER SHARE DIVIDEND

        Pine Bluff, AR — Simmons First National Corporation’s Board of Directors declared a regular $0.14 per share quarterly cash dividend payable April 1, 2004, to shareholders of record March 15, 2004. This dividend represents a $0.015 per share, or 12.00% increase over the dividend paid for the same period in 2003. The per share data reflects the effect of the Company’s two for one stock split effective May 1, 2003.

        Upon completion of the recently announced acquisitions, Simmons First National Corporation, a financial holding company, will have assets of approximately $2.4 billion, with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado, and Hot Springs, Arkansas. The Company’s eight banks will conduct financial operations from 79 offices, of which 77 are financial centers, in 45 communities.

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FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol: SFNC

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION
Date: February 27, 2004	/s/ Barry L. Crow Barry L. Crow, Executive Vice President and Chief Financial Officer